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                                                                   EXHIBIT 10.6

                                 EMPLOYMENT AGREEMENT

          This Employment Agreement ("Agreement") is entered into as of 16th day of May, 1997, by and between Photogen, Inc. ("Employer"), and [____________] ("Employee"), and has reference to the following facts: Employee will be a substantial shareholder of the parent company of Employer; and the Employer is willing to employ the Employee for the term hereof provided the Employee enters into this Agreement.

          1. Employment. Subject to the provisions of this Agreement, the Employer agrees to employ Employee, and Employee agrees to serve, in the capacity as a [_______________]. Employee agrees to use his full time best efforts to competently and faithfully promote Employer's interests and perform the duties assigned to Employee by Employer from time to time in accordance with applicable law and Employer's Board of Directors. Without limiting the generality of the foregoing, Employee agrees to perform the duties set forth on Schedule A. Employee will be based in the Oak Ridge, Tennessee area but may from time to time be required to travel to discharge his duties.

          2. Compensation; Benefits. Employer shall pay Employee an annual gross salary as set forth in Schedule A, payable in accordance with normal Employer payroll procedures and subject to deductions and withholdings required by law or by agreement with Employee. Employer will reimburse Employee for reasonable and necessary business expenses in accordance with Employer's policies. Employee will also be eligible to participate in and receive benefits provided under Employer's insurance and benefit plans as set forth on Schedule A, in accordance with their respective provisions. Employer reserves the right to amend all insurance and benefit plans at any time as necessary to accomplish Employer's business objectives.

          3. Confidential Information. (a) As a result of Employee's employment with Employer, Employee will have access to Confidential Information (defined below) that has great value to Employer. "Confidential Information" means any and all information that has or could have value or utility to Company, whether or not reduced to written or other tangible form and all copies thereof, relating to Company's private or proprietary matters, confidential matters or trade secrets. Confidential Information includes, but is not limited to, information of a technical nature, such as research and development, methods, know-how, formulas, compositions, protocols, processes and techniques, discoveries, machines, inventions, ideas, computer programs (including software and data used in all such programs), drawings, specifications, and business information concerning any products, customer and supplier lists, production, developments, costs, purchasing, pricing, profits, markets, sales, accounts, customers, financing, expansions, and other information relating to Company's or any of its affiliates' business practices, strategies or policies. Without limiting the generality of the foregoing, Employee agrees that Confidential Information includes information relating to each of the foregoing items with respect to the Patents (defined below), except to the extent such information has been disclosed publicly by Employer through no fault of Employee. "Patents" means all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, and all improvements and inventions related thereto, related to or arising out of Employer's method for



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improved selectivity in photo-activation of molecular agents and Employer's method for improved selectivity in photo-activation and detection of molecular diagnostic agents, including U.S. Patent Applications filed with respect thereto by Employer on October 30, 1996 with the U.S. Patent and Trademark Office.

          (b) During Employee's employment hereunder and at all times thereafter, Employee agrees to hold in trust, keep confidential and not disclose, directly or indirectly, to any third parties or make any use of Employer's Confidential Information for any purpose except for the benefit of Employer in the performance of Employee's duties under this Agreement. Confidential Information which, without Employee's fault, becomes generally known to the public or in the industry, or in which Employer ceases to have a legally protectable interest, shall cease to be subject to these restrictions. Upon Employee's termination (regardless of the reason for termination), Employee shall immediately return to Employer all tangible Confidential Information and any other material, including handwritten notes, made or derived from Confidential Information, which is in Employee's possession or which Employee delivered to others.

          4. Non-competition; Non-interference. While employed by Employer and for two (2) years after termination (regardless of the reason for termination), Employee agrees not to, directly or indirectly, (a) own, manage, control, participate in, consult with, be employed by, render services for, or in any manner or in any capacity (except as owner of 2% or less of stock of a publicly registered and traded entity) engage in any Competitive Business (defined below), (b) solicit, induce or attempt to influence any other person or entity to engage in any Competitive Business or to curtail or cease any business or business relationship with Employer, its affiliates, employees or independent contractors, (c) solicit any other employee or independent contractor to terminate his or her employment or engagement with Employer and engage in a Competitive Business, or (d) disparage Employer, its affiliates, employees, independent contractors or their services or products. "Competitive Business" means engaging anywhere in the world in the development, sale, lease, marketing, financing or distribution of products or services similar to or competitive with Employer's products or services.

          5. Developments. Employee agrees to promptly and fully disclose to the Board of Directors of Employer all inventions, discoveries, improvements, know-how, works or other intellectual property conceived, reduced to practice, discovered or made by Employee, alone or with others, during Employee's employment and twelve (12) months after termination (regardless of the reason for termination), if such inventions are related to or useful in the business or demonstrably anticipated business of Employer, or result from duties assigned to Employee by Employer or from the use of any Employer assets and facilities, whether or not subject to registration with any governmental office (collectively, "Developments"). Employee hereby assigns and transfers to Employer all of Employee's right, title and interest in and to all Developments. Employee agrees to sign and deliver to Employer (either during or after employment) other documents Employer considers necessary or desirable to evidence Employer's ownership of Developments. All copyrightable works that are Developments, whether or not works made for hire (as defined in 17 U.S.C.
Section 101), shall be owned by Employer and Employer may file and own the same as the author throughout the world.


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          6.   Term; Termination.  The term of this Agreement shall commence the date this Agreement is entered into and end on the fifth anniversary thereof, unless terminated earlier as provided below. This Agreement may be renewed at the end of the initial term for renewal terms of one year. Employer may terminate this Agreement and Employee's employment hereunder at any time prior to the expiration of the term of this Agreement or any renewal term upon the occurrence of either of the following events: Employee's conviction of a felony which has a material adverse effect on Employer, or any material breach of Employee's obligations under this Agreement. Termination shall be effective immediately upon written notice to Employee. Employee's obligations under Paragraphs 3, 4, 5, and 7 shall survive the termination of Employee's employment, regardless of the manner or reason of such termination.

          7. Severability; Choice of Law; Injunction. If any provision of this Agreement is deemed by a court of competent jurisdiction to be unenforceable or invalid, the enforceability and validity of all other provisions hereof shall not be affected thereby and such court shall modify the unenforceable or invalid provision to the extent necessary to render it enforceable and valid and such provision shall be enforced as modified.
Employee agrees that the time period and scope of the covenants in Section 3 and 4 hereof are reasonable and appropriate under the circumstances of Employer's business and Employee's unique skills. This Agreement shall be governed and interpreted in accordance with the laws of the State of Illinois without regard to its provisions on conflicts of law. Employee acknowledges that a breach of Paragraphs 3 or 4 would cause Employer irreparable harm. Accordingly, in the event of a breach or threatened breach by Employee of any of the provisions of Paragraphs 3 and 4, Employee agrees that Employer shall be entitled to injunctive relief restraining Employee and any individual or entity from participating in such breach or threatened breach and Employee waives any provision of law requiring Employer to post a bond for any such injunctive relief. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies available at law or in equity for such breach or threatened breach.

          8. Miscellaneous. This Agreement may not be amended or modified except by a written instrument signed by both parties after the date of this Agreement. This Agreement may be assigned by Employer and shall inure to the benefit of Employer, its successors and assigns, but may not be assigned or delegated by Employee. This Agreement supersedes all prior agreements, negotiations and representations, written or oral, between the parties with respect to the subject matter contained herein. Any waiver of any breach of, or failure to enforce, any of the provisions of this Agreement shall not operate as a waiver of any other breach or waiver of performance of such provisions or any other provisions.


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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                              PHOTOGEN, INC.


                              By:  /s/ John Smolik
                                 -----------------------------
                              Its:   President
                                  ----------------------------

                              EMPLOYEE:


                              --------------------------------
                              [_____________]


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                                                                      SCHEDULE A


                               DUTIES AND COMPENSATION

DUTIES:             [_________________]



COMPENSATION:

Gross Salary:       Starting salary of $85,000 per year.  Salary to be reviewed annually.

Bonus/Options:      Bonus will be available and paid at the discretion of the
                    Board. Employee stock options will also be available and distributed as determined by the Board.

Benefits:           Medical/Dental/Term Life Insurance
                    Long term disability insurance
                    Paid vacation
                    Benefit programs will be developed and implemented as approved by the Board.


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